Purchase of PaperNuts worldwide rights:

Description

This agreement encompasses but is not limited to the following:

1. The purchase of the exclusive global rights to the PaperNuts machine, the manufacturing process, the end product, style and form, name and goodwill.

   DEVIPACK *have placed machines in the following markets and we will be getting these contracts for, 3x Machines in Great Britain, 6xUSA, 5x Canada and one in Finland which he will retain the rights in his home country. The trade marks/Names will also be transferred to us.*

2. The patents including the original drawings and description, copies of patents in various countries including any updates to existing patents.

   Canada and USA are the only active patent protected markets. He has all of the drawings for the old and new machines plus 3D models. He also has a pro-type machine (external cutting drive) that he will make available to us at no charge if we pay the shipping. There is no further inventory to speak of.

3. The rights to any and all existing and future royalties from any license holders (except Finland) on a global basis. DEVIPACK *will assign to us all outstanding licensing agreements in the list of existing markets outlined in (1.) above.*

4. Provide to the purchaser any corporate records as they pertain to the PaperNuts business.

   We are taking the rights to PaperNuts not Devipack. Devipack is the sole owner of the PaperNuts and we will make all cheques payable to Devipack.

5. Global rights to manufacture the machines including updates as they are added from time to time.

   Understood

6. Any existing and spare parts, machines, or peripheral equipment used in the manufacture of the equipment (jigs, templates, schematics, etc.) (Shipping for the account of the purchaser)

   As mentioned in (2.) The only machine we will not have is in Finland.

Purchase of PaperNuts worldwide rights:

7. All requests for information from the seller to be performed in a timely manner.

   Kai has agreed to consult with us and we will pay for any travel expenses if and when required.

8. Not responsible for any existing debts or encumbrances.

9. Identify who holds the rights either Kai or Devipack Oy –

   Devipack

Our Obligations

The following outlines our obligations

1. The purchaser has provided Devipack Oy (Kivekkäänpolku 2 33880 Lempäälä, Finland) an initial payment of 20K€, which serves to consummate the relationship, followed by a 25K€ payment on the second anniversary date and a final payment of 30K€ in the third year on same anniversary date for a total payment of 75K€.

2. The purchaser shall have the right to accelerate payment at its discretion without penalty.

3. If at any time the conditions of payment outlined above are not met the contract shall be declared null and void and all rights returned to the seller.

4. The purchaser may require the services of Kai on a consulting basis at a rate to be determined in which case the purchaser shall provide any travel, accommodation and food requirements at its own expense.

   He has agreed to do so as outlined in (7. Above)

PaperNuts to hold the global rights to the product with COB as a reseller in Europe.

Purchase of PaperNuts worldwide rights:

Technology Transfer from Devipack to Canco PaperNuts

1. **Paper Converter ADP 110 Multi**

   Power Connections: 10A, 210-230V/50-60 HZ

   Fuse rating 10A (slow)

   Drive Motor: 220V/60HZ. 0.75kW three-phase driving motor

   Converter: Servo motor (0.4kW) operated cutter, product length freely adjustable from 40 mm up to meters.

   Drive motor control unit: Omron 3GJV frequency converter

   Know-How and rights, agreements included:

   Global business (note! already signed agreements) and machine manufacturing right, know-how and detailed drawings and diagrams

   Transfer formats:

Purchase of PaperNuts worldwide rights:

Alibre Design 3D and 2D files (*.stp) or/and

Autocad 2D files (*dwg,dxf)

Solid works 3D files(*.sldasm, *.sldprt)

3D IGES files (*.igs)

ACIS 3D files (*.sat)

Patents:

U.S. Patent No. 5,698,293 Exclusive right in United States and Canada granted to Canada Permit No. 2,155,874 Delta Paper Corporation in the License Agreement signed

3/10/2006

Other License Agreements: **COB Products Ltd. Surrey UK**

Exclusive right in the United Kingdom and Southern Ireland

Granted in the License Agreement signed in March 2009 for five

Years

Consultation and training for starting the machine production against expenses

Signature: ______________________ Kai Nordlund